                                                                  EXHIBIT 10.16


                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT


         This Agreement, dated June ____, 2000, is between Microfield Graphics, Inc. (the "Company") and JMW Capital Partners, Inc. (the "Investor"). SECTION 8 contains an index of all defined terms.

                                    RECITALS

         A. The Company has issued to Investor, pursuant to the Note and Warrant Purchase Agreement dated as of the date hereof, warrants to purchase shares of Common Stock from the Company.

         B. The Investor has requested, and the Company is willing to grant to the Investor, registration rights, all on the terms and conditions of this Agreement.

                                    AGREEMENT

         The parties agree as follows:

1.       REQUEST FOR REGISTRATION.

         1.1 REQUEST AND NOTICE. If the Company shall receive, at any time after the date hereof, a written request from the Holders of at least 50% of the Registrable Securities (a "Notice") that the Company file a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), then the Company shall, subject to the limitations of this Agreement, use all reasonable efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the 1933 Act of all Registrable Securities which the Investor shall have specified in the Notice, provided that the aggregate proceeds from the sale of Registrable Securities under such registration are reasonably expected to be at least $5 million. Any written request from the Holders pursuant to this SECTION 1.1 shall state that the request is being made pursuant to this SECTION 1.1. The Company will promptly give written notice of a request for a proposed registration to all Holders and include all Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after the date of such written notice from the Company. The Company is obligated to effect only three such registrations pursuant to this SECTION 1.1 (counting for this purpose only registrations that have been declared or ordered effective and registrations that have been withdrawn by the Holders as to which the Holders have not elected to bear the expenses of such registration


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

pursuant to Section 3.3 and would, absent such election, have been required to bear such expenses).

         1.2 SHARES INCLUDED. The Holders shall include in such registration an aggregate of at least 200,000 shares (appropriately adjusted for any stock dividend, stock split, or combination applicable to the Registrable Securities) of the Registrable Securities then held by them, or all of the remaining Registrable Securities then held by the Holders if less.

         1.3 UNDERWRITING. If any Holders intend to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to SECTION 1.1. In such event, the Holders shall (together with the Company as provided in SECTION 2.5) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Investor and reasonably acceptable to the Company. Notwithstanding any other provision of this SECTION 1, if the underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Holders agrees to limit the number of shares of Registrable Securities that may be included in the underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities, including any shares offered by the Company, are first entirely excluded from the underwriting.

         1.4 DEFERRAL. Notwithstanding the foregoing, (a) the Company shall not be obligated to effect a registration pursuant to SECTION 1.1 during the period starting with the date 60 days prior to the Company's good faith estimated date of filing of, and ending on the date 90 days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company (the "Preclusion Period"), provided, however, that the Company is at all times during such period diligently pursuing such registration, and further provided that the Company notifies the Holders at least 20 days before the beginning of the Preclusion Period and (b) if the Company shall furnish to the Holders a certificate signed by the President or Chief Financial Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for the Company to comply with such request and it is therefore essential to defer the filing of the registration statement relating thereto, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the Holder Notice; provided, however, that the Company may not exercise this right more than twice (for a total of up to 120 days) in any 12-month period.

         1.5 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at


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

such time, promptly give the Holders written notice of such registration. Upon the written request of a Holder given within ten (10) business days after mailing of such notice by the Company in accordance with Section 7.5, the Company shall, subject to the provisions of Section 4.4, include in the registration statement all of the Registrable Securities that such Holder has requested to be registered. The Holder's rights under this Section may be exercised an unlimited number of times.

         1.6 FORM S-3 REGISTRATION. In the event that the Company receives a written request from the Holder that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned thereby, the Company will, as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of a written notice from the Company of the proposed registration; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.6 (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Company believes in good faith that it will file a registration statement pertaining to an underwritten public offering of securities for the account of the Company within 90 days of receiving a request to register pursuant to this Section 1.6 or a registration statement relating to such an offering by the Company has been declared effective within 90 days of the Company receiving such notice; (iii) if the anticipated aggregate offering price of the Registrable Securities to be registered (before deductions for underwriters' discounts and commissions) does not exceed $500,000; (iv) if the Company shall have effected a registration under this Section 1.6 within the 12-month period preceding such request for registration under this Section 1.6; or (v) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request for registration under this Section 1.6; provided, however, that the Company shall not utilize this right to delay any requested registration more than twice (for a total of up to 120 days) in any 12-month period.

         Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of the Investor. Registrations effected pursuant to this Section 1.6 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.1 or 1.5, respectively.


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

2.       OBLIGATIONS OF THE COMPANY.

         Whenever required under SECTION 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         2.1 REGISTRATION STATEMENT. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonably efforts to cause such registration statement to become effective, and keep such registration statement effective for up to nine months (or, if earlier, until participating Holders have sold the Registrable Securities held by them).

         2.2 AMENDMENTS. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

         2.3 PROSPECTUS. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

         2.4 BLUE SKY. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         2.5 UNDERWRITING. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

         2.6 NOTIFICATION. Notify the Holders, at any time when a prospectus covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, either (a) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or (b) to the Company's knowledge, fails to comply with the 1933 Act or any other applicable federal or state securities laws.

         2.7 LISTING. Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which the Common Stock is then listed.

         2.8 OPINIONS AND COMFORT LETTERS. Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such


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

Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (a) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (b) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

3.       EXPENSES.

         3.1 REGISTRATION EXPENSES. All expenses (other than underwriting discounts and commissions relating to Registrable Securities), including without limitation, all registration, filing, and qualification fees, printing and accounting fees and legal fees and expenses of the Company's counsel and counsel for the Holders (which counsel shall be selected by the Holders and shall be reasonably acceptable to the Company) incurred in connection with a registration pursuant to SECTION 1.1, SECTION 1.5 OR Section 1.6 shall be borne by the Company.

         3.2 UNDERWRITING EXPENSES. All underwriting discounts and commissions relating to the Registrable Securities shall be borne by the Holders.

         3.3 WITHDRAWN REGISTRATION. The Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to SECTION 1.1 if the registration request is subsequently withdrawn at any time at the request of the Investor (in which case the Investor shall bear such expenses), unless the Holders agree to forfeit their right to a demand registration pursuant to
SECTION 1.1. Notwithstanding the foregoing, however, if the Holders' request for such withdrawal is preceded by and a consequence of a material adverse change in the condition, business or prospects of the Company that the Holders were not aware of at the time of their request, then the Investor shall not be required to bear such expenses and shall not forfeit its right to demand one registration pursuant to SECTION 1.1 as a consequence of such withdrawal request.

4.       CERTAIN REQUIREMENTS.

         4.1 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required under applicable federal and state securities laws and regulations to effect the registration of its Registrable Securities.


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

         4.2 DELAY OF REGISTRATION. So long as the Company has given any notice required by this Agreement, the Holders shall not have any right to take any action to restrain or otherwise delay any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

         4.3 LIMITS ON REGISTRATIONS. The Company shall not be obligated to register any Registrable Securities under this Agreement at any time after June ____, 2005. This Agreement shall automatically expire on June ____, 2005. Notwithstanding the foregoing, termination of this Agreement shall not affect any obligations to register pursuant to a demand received prior to the termination of this Agreement.

         4.4 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.5 to include any of the Holders' securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders (including, without limitation, Steelcase) to be included in such offering exceeds the amount of securities sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders (including, without limitation, Steelcase) according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall the amount of Registrable Securities included in the offering be reduced below 25% of the total amount of securities included in the offering.

         4.5 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.

                  (a) Schedule A attached hereto lists all registration rights granted by the Company as of the date hereof.

                  (b) From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement or modify or amend any existing agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (i) include such securities in any registration filed under Section 1.1, 1.5 or 1.6, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is


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

included or (ii) make a demand registration which could result in such registration statement being declared effective prior to the date set forth in
Section 1.1 or within 270 days of the effective date of any registration effected pursuant to Section 1.1.

5.       INDEMNIFICATION.

         If any Registrable Securities are included in a registration statement under this Agreement:

         5.1 BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless the Holders, the officers and directors of the Investor, any underwriter (as defined in the 1933 Act) for the Holders and each person, if any, who controls the Investor or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act, or any other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(c) any violation or alleged violation by the Company, or any of the Company' officers, directors, employees or affiliates of the 1933 Act, the 1934 Act, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any state or other federal securities law. The Company will reimburse the Holders and each such officer or director, or underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this SECTION 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any the Holders, underwriter or controlling person.

         5.2 BY THE HOLDERS. To the extent permitted by law, the Holders will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act and each agent and any underwriter for the Company, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, agent, or underwriter or controlling person, may become subject, under the 1933 Act, the 1934 Act, or any other federal or state law, insofar as such losses, claims,


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damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by a Holder expressly for use in connection with such registration; and the Holders will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this SECTION 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holders, which consent shall not be unreasonably withheld.

         5.3 PROCEDURE. Promptly after receipt by an indemnified party under this SECTION 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, reasonably satisfactory to the indemnifying party, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this SECTION 5 except to the extent the indemnifying party is prejudiced as to its ability to defend such action as a result thereof; and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 5.

         5.4 SURVIVAL. The obligations of each party under this SECTION 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

         5.5 CONTRIBUTION. To the extent the indemnification provided for in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying


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

party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.       REPORTS, ASSIGNMENT AND STAND-OFF.

         6.1 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                  (c) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         6.2 ASSIGNMENT. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may not be assigned by a Holder to a transferee or assignee of such securities without the Company's prior written consent, which shall not be unreasonably withheld (the Company shall be deemed to have consented to any transfer of rights under this Agreement in connection with the transfer or assignment of the Warrants, in whole or in part, as permitted under the terms of the Warrants); provided that such transferee or assignee assumes the transferor's or assignor's obligations hereunder; provided, further, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, in each of the foregoing instances, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act. For the purpose of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership, corporation or limited liability company who are partners, shareholders or members or retired partners or former shareholders or members of such entity (including spouses and ancestors, lineal descendants


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

and siblings of such partners, shareholders or members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the entity; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement.

         6.3 "MARKET STAND-OFF" AGREEMENT. The Holders hereby agree that they shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) any Registrable Securities during the period requested by such underwriter (not to exceed 90 days following the effective date of a registration statement of the Company filed under the 1933 Act); provided, however, that all officers and directors of the Company also enter into similar agreements.

7.       MISCELLANEOUS.

         7.1 Binding Effect; NO THIRD PARTY BENEFITS. This Agreement shall be binding upon and inure to the benefit of the Company, the Investor, the Holders and their respective successors, heirs, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         7.2 GOVERNING LAW. This Agreement and all transactions contemplated hereby, shall be governed, construed and enforced in accordance with the laws of the State of Oregon, without reference to its choice of law provisions.

         7.3 COUNTERPARTS. This Agreement may be executed in several counterparts each of which shall be deemed to be an original, and all of which when taken together shall constitute one single agreement between the parties.

         7.4 HEADINGS. The headings and subheadings used in this Agreement are for convenience only and shall not control or affect the meaning or construction of this Agreement.

         7.5 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party notified, (b) three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address for such party, (c) one day after deposit with a nationally recognized air courier service such as DHL or Federal Express for next day delivery, or (d) on the date of facsimile transmission, with confirmed transmission, provided that notice is also given under clauses (a), (b) or (c), above. Addresses for notices are on the signature page hereof, or such other address as such party may designate by ten days' advance written notice to the other party in accordance with this SECTION 7.5.


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

         7.6 AMENDMENT; WAIVERS. No amendment or modification of this Agreement shall be effective unless it is set forth in a writing executed by authorized representatives of both parties. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy and any waiver as to a breach of any particular provision will not be deemed to be a waiver of any future breach of that same provision.

         7.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         7.8 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties regarding the subject matter of this Agreement and supersedes any other agreements among the parties regarding such subject matter, each of which is hereby terminated and of no further force or effect.

8.       DEFINITIONS.

         The following terms are defined as follows or in the indicated sections of this Agreement:

         "1933 ACT" shall have the meaning set forth in SECTION 1.1;

         "1934 ACT" shall have the meaning set forth in SECTION 5.1;

         "COMMON STOCK" means the common stock of the Company;

         "COMPANY" means Microfield Graphics, Inc., an Oregon corporation;

         "HOLDER" means Investor and any assignees of Registrable Securities pursuant to Section 6.2.

         "INVESTOR" means JMW Capital Partners, Inc., an Oregon corporation;

         "NOTE" shall have the meaning set forth in Recital A;

         "NOTICE" shall have the meaning set forth in SECTION 1.1;

         "REGISTER," "registration," and "registered" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, and the declaration or ordering of effectiveness of such registration statement or document;


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

         "REGISTRABLE SECURITIES" means (a) the Common Stock issuable or issued upon exercise of the Warrants and (b) any Common Stock issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such Common Stock;

         "SEC" means the Securities and Exchange Commission;

         "STEELCASE" means Steelcase, Inc.

         "VIOLATION" shall have the meaning set forth in SECTION 5.1; and

         "WARRANTS" means Warrants Nos. 2000-W-1 and 2000-W-2 issued to the Investor for the purchase of an aggregate of 2,066,000 shares of the Company's Common Stock, of even date hereof, and all other Warrants issued in connection therewith.


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

         The parties have executed this Registration Rights Agreement as of the date first written above.

                                         MICROFIELD GRAPHICS, INC.


                                         By:____________________________________
                                                   John B. Conroy
                                                   Chief Executive Officer

Mailing Address:                         16112 SW 72nd Avenue
                                         Portland, OR  97224
                                         Attention:  John B. Conroy
                                                     Chief Executive Officer
                                         Fax:  503/620-4090


                                         JMW CAPITAL PARTNERS, INC.


                                         By:____________________________________
                                         Name:
                                         Its:

Mailing Address:                         8201 SE 17th Avenue
                                         Portland, OR 97702
                                         Attn:  Robert Jesenik
                                         Fax:  503/905-6033


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


                                   SCHEDULE A

                          EXISTING REGISTRATION RIGHTS


Those registration rights granted pursuant to that certain Registration Rights Agreement dated as of March 19, 1998 between the Company and Steelcase, Inc., as amended March 25, 1999.


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